EXHIBIT 10.2
Consulting Agreement

Recitals

CONSULTING AGREEMENT entered into this 18th day of January 2011, by and between Seafarer Exploration Corp. (the "Company"), and Frank Heidel ("Consultant").

WHEREAS, the Company desires to hire the consulting services of Consultant in the areas as to assist Seafarer with its shipwreck exploration and recovery operations.

WHEREAS, in consideration for the Services. the Company shall pay the Consultant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Provision of Services
Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company with its exploration and recovery operations as a non-diver Operations Management Consultant. Specifically. Consultant will review daily and weekly operating plans, assist in overseeing Seafarer's operations, review and record potential artifact locations and coordinates and perform other services as requested by Company. Consultant will report directly to the CEO of Seafarer in connection with performances of the services. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets. Consultant would undertake such services under the direction of Kyle Kennedy, Company CEO.

1.1 Duties Expressly Excluded
Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

Consulting Agreement

2.       Compensation, Term and Termination
The Company shall compensate the Consultant issuing 600,000 shares of restricted common stock (the "Shares") to Consultant. The Shares will vest according to the following schedule:

A)      February 2011 - 50.000
B)      March 2011 - 50,000
C)      April 2011 - 100,000
D)      May 2011 - 100,000
E)      June 2011 - 100,000
F)      July 2011 - 100,000
G)      August 2011 - 100.000

These Shares will be issued upon the execution of this Agreement. In the event that this Agreement is terminated for any reason prior to the Termination Date Consultant agrees to return to Company for cancellation any portion of the Shares that have not vested. Should the Consultant's services be needed after the Termination Date from the execution of this agreement. a new agreement will be created to reflect the scope of services required and term of services provided. The term of this Agreement shall commence on the date it is executed by all parties and shall continue until completion of the Services and effect until August 31, 2011 (the "Termination Date") as defined herein. If Company and Consultant agree in writing to extend this agreement from September 1, 2011 through December 31. 2011 then Parties will agree to the amount of restricted common stock at that time.

2.1 No Past Compensation Owed
Person or business name acknowledges and agrees that Seafarer has paid him/her in full for any and all services that he had previously provided to Seafarer during the time that he was the President of Seafarer. More specifically Seafarer does not owe Person or business name any consideration, fees, or compensation, including stock based compensation, of any kind for any services that Person or business name provided to Seafarer prior to the execution of this Agreement.

3.       Property
All work performed by Consultant pursuant to this Agreement in connection with the Services or otherwise, including, without limitation, business and strategic plans and proposals, and however rendered, electronic or otherwise, and whether or not patentable or copyrightable (the "Products"), shall be deemed works-made-for-hire under United States copyright law and shall be the property of the Company. Consultant further agrees to and does hereby assign, transfer, and convey to the Company all of Consultant's right, title and interest in and to the Products, and in connection therewith, to execute and deliver such documents and take other steps, in order to enable the Company, in its sole discretion, to obtain grants of patent and registration of copyright and trademark, both domestic and foreign, in connection with the Products.

Consulting Agreement

4.       Non-Circumvention
Frank Heidel agrees that all third parties introduced to him/her by Seafarer represent significant efforts and working relationships that are unique to, and part of, the work product and intellectual capital of Seafarer. Therefore. without the prior specific written consent of Seafarer, Frank Heidel agrees to refrain from conducting direct or indirect business dealings of any kind with any third party so introduced by Seafarer, with the exception of third parties with which Frank Heidel has previously had a formal business relationship, for a period of three (3) years from Effective Date of this Agreement.

5.       Confidentiality and Non-Disclosure

a)
Frank Heidel acknowledges that Seafarer is a publicly traded company whose shares are traded on the Over-the-Counter Bulletin Board under the ticker symbol SFRX. Frank Heidel has received or may receive in the future material non-public information from Seafarer. Frank Heidel agrees that he will hold in strict confidence and not disclose to any third parties any material non-public information received from Seafarer. except as approved in writing by the CEO of Seafarer. Frank Heidel additionally agrees that he will use the non-public information that it receives from Seafarer for lawful purposes only.

b)
Frank Heidel shall treat as confidential and will not ever disclose under any circumstances to any third party any information that he becomes aware of during his business relationship with Seafarer pertaining to but not limited to any and all of Seafarer's financial information, bank account information, access codes, investors, shareholder lists, shipwreck site(s), treasure maps, proprietary data, intellectual properties, agreements, capabilities, specifications, business strategies, information regarding existing and future technical, business and marketing plans and product strategies, passwords. and the identity of actual and potential customers and suppliers (hereinafter collectively referred to as "Confidential Information"). Confidential Information may be written, e-mail, hard copies of documents, oral, recorded, or contained on tape or on other electronic or mechanical media.

c)
Frank Heidel represents and warrants that he will not disclose any Confidential Information whatsoever to any third party. Frank Heidel will be deemed to have been in a fiduciary relationship of confidence with respect to the Confidential Information disclosed to its by Seafarer, and Frank Heidel shall hold the Confidential Information in strict confidence and will never disclose such Confidential Information to any third (3rd) party or to use it for any purpose other than as specifically authorized by Seafarer in writing.

d)	No copies of the Confidential Information shall be retained by Frank Heidel

Consulting Agreement

e)	Seafarer shall be deemed to be the owner of all Confidential Information.

f)
Frank Heidel specifically acknowledges that the unauthorized disclosure. use or disposition of such Confidential Information by any third party could cause irreparable harm and significant injury to Seafarer's business. which may be difficult to ascertain. Accordingly, in the event of any breach by Frank Heidel of this Agreement involving confidentiality then Frank Heidel shall immediately be in violation of this Agreement and shall be liable for an immediate imposition of an injunction against him, in addition to any other remedies that may be available to Seafarer at law or in equity.

g)
Frank Heidel shall indemnify and hold Seafarer completely harmless against any and all liability, actions, claims, demands, liens, losses. damages, judgments and expenses, including reasonable attorneys' fees that may arise from the unauthorized disclosure or use of Confidential Information by Frank Heidel.

6.       Severability
In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect. such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.       Independent Contractor
This Agreement shall not render Frank Heidel an employee. partner, agent of, or joint venture partner with Seafarer for any purpose. Seafarer shall not be responsible for withholding taxes with respect to Frank Heidel compensation hereunder and Frank Heidel will be solely responsible for any and all local, state and/or federal tax obligations. Frank Heidel agrees to hold Seafarer harmless for any expenses, liabilities or obligations of any type concerning taxes or insurance. Frank Heidel shall have no claim against Seafarer hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. In his capacity as an independent contractor. , Frank Heidel will exclusively control and direct his own time and choose which days and specific hours that he performs Services for Seafarer and he has the sole right to control and direct the means, manner, and method by which he renders the Services to Seafarer. Frank Heidel acknowledges that he has never been an employee of Seafarer and Frank Heidel also specifically acknowledges that he has provided services to Seafarer on an independent contractor basis at all times during his business relationship with Seafarer, including prior to the Effective Date of this Agreement.

Consulting Agreement

8.       No Assignment
Consultant's obligations hereto with respect to provision of Services shall not be assignable to any other person without the express written consent of the Company.

9.       General Release and Waiver of Claims by Heidel
Frank Heidel does hereby remise, release, and forever discharge Seafarer, Seafarer's agents, officers, directors, consultants, advisors, affiliates, employees, assigns. administrators. controlling persons and personal representatives, of and from all. and all manner of, actions, causes of action, suits, proceedings, debts, dues, contracts. judgments, damages, claims, and demands whatsoever in law or equity, which Frank Heidel ever had, now has, or which Frank Heidel's heirs, executors, administrators or personal representatives hereafter can, shall, or may have for or by reason of any matter, cause, or thing whatsoever arising out of Frank Heidel's past, present, or future business dealings with Seafarer or this Agreement; or in any way arising out of the provision of services to Seafarer by Frank Heidel.

10.    No Lawsuits
Frank Heidel represents and warrants to Seafarer that he/she has never filed or submitted any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against Seafarer or any of Seafarer's past or present officers, directors, consultants, advisors, affiliates, employees, assigns, administrators, attorneys, agents, advisors. consultants, subsidiaries, related parties and personal representatives.

(ii) may be amended or modified only by a writing executed by the party against whom enforcement is sought; (iii) shall inure to the benefit of and be binding upon the respective heirs. administrators, personal representatives, successors and assigns of the parties hereto; and (iv) shall be governed by and construed in accordance with the laws of Florida

11.    Compliance with Archaeological Guidelines
Consultant has been provided with a copy of Florida Archaeological Guidelines. Consultant Agrees to Comply with Florida Archaeological Guidelines at all times while he is performing the Services.

12.    Compliance with Environmental Permits
Consultant acknowledges that Seafarer is required to adhere to the conditions contained in various environmental permits. Consultant acknowledges that he has been provided with a copy of both of these permits. Consultant agrees that he/she will become familiar with the conditions of the permits describe above and will abide by all of the conditions contained in the permits while performing the Services. Consultant further agrees to proceed using good judgment and extreme caution while performing the Services so as to not cause any environmental harm and to avoid any injury to all reefs, reef-like structures. turtles, turtle nests, manatees, sea grasses, ect. Consultant acknowledges that the liability for any damage done to the environment arising from his/hers actions will be the sole responsibility of Consultant and not that of Company.

Consulting Agreement

13.     Expenses
Company shall reimburse Consultant for all approved reasonable out-of-pocket expenses incurred in connection with the performances of the Services. Out-of-pocket expenses may include travel (including meals, gas, mileage, and lodging), cellular telephone, presentation materials, miscellaneous fees, ect, The Company must approved all reimbursable expenses in advance in writing.

14.     Insurance
Consultant warrants and requests that he will provide his own insurance to cover claims of injury or death to himself or any other person or property while he is performing the Services.

15.     Ownership of Media Rights
Consultant agrees that all ancillary media rights, including but not limited to: publicity, movies, video, television, literary, and replica rights with respect to the discovery of any items by the Company are exclusively the property of Company.

16.     Voluntary Assumption of Risk
Consultant acknowledges that the Services that he is required to perform under this Agreement include inherent dangers, including the risk of serious bodily injury and/or death. Consultant understands, assumes and accepts all risks associated with the performance of the Services and herby releases Company from any liability whatsoever related to the performance of the Services.

17.     Construction of Agreement
The parties hereto agree that in construing the terms of this Agreement, it shall be construed as if prepared by an independent third party.

18.     Termination
The Company may terminate this Agreement at any time by providing a written notice to Consultant. Consultant may terminate this Agreement at any time by providing a written notice to Company. Upon termination of this Agreement, the provisions of this Agreement which by their nature have continuing effect shall survive in effect and continue in effect and shall inure to the benefit of and be binding upon the parties, their legal representatives, successors, heirs and assigns.

19.     Full and Entire
This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, oral or written, with respect to the subject matter herein.

20.    Modification
May be amended or modified of this agreement only by a writing executed by the party against whom enforcement is sought.

Consulting Agreement

21.      Drafting
Each Party acknowledges that it/he/she has adequate opportunity to review and comment upon this Agreement, has been advised of its rights to have its own independent counsel review this Agreement, and familiar with its terms.

22.     Waiver
No waiver of any right or obligation of the Parties under this Agreement shall be effective unless made in writing, specifying such waiver, and is executed by the Party against whom such waiver is being forced. A waiver by the other Party hereto of any of its rights under this Agreement on any occasion shall riot be a part to the exercise of the same right on any subsequent occasion or of any other right at any time.

23.     Successors and Assigns
This Agreement shall inure to the benefit of and be binding upon the respective legal representatives, assigns, and successors in interest of Seafarer Exploration Corp. The Consultant, Frank Heidel, shall not have the right to assign, delegate, or otherwise transfer any duty or obligation to be performed by it hereunder to any person or entity, nor assign or transfer any rights hereunder.

24.      Notices
Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person at the address of such Party set forth above or to such other address, as the Party shall have furnished in writing to other Party.

25.     Partial invalidity
If any portion of this agreement shall be held invalid or void, the remainder of this Agreement shall not be affected but such portion shall be deemed modified to the extent necessary to render such provision enforceable under the law, and the Agreement shall remain valid and enforceable as so modified. In the event that the provision may not be modified in such a way as to make it enforceable, the Agreement shall be construed as if the portion so invalidated was not part of this Agreement.

26.     Governing Law
This Agreement shall be construed under and governed by the laws of the State of Florida. Both parties agree that the sole venue for litigation of any dispute arising under this Agreement will be in Hillsborough County. Tampa. Florida.

27.     Advice of Counsel
Each party acknowledges that, in executing this Agreement, such Party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any Party by reason of the drafting or preparation hereof.

28.     Section Headings
The section headings contained hereunder are for the purposes of convenience only and are not intended to define or limit the context of said section.

Consulting Agreement

29.      Further Assurances
Frank Heidel hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably required by any other party in order to carry out the provisions and purposes of this Agreement.

30.     Survival
The Confidentiality and Non-Disclosure agreement shall survive the termination and/or expiration of this Agreement and/or Consultant's performance of Services for Seafarer Exploration Corp., for any reason.

IN WITNESS WHEREOF. the parties hereto have executed this Consulting Agreement as of the date and year first above written.

CONSULTANT:

/s/ Frank Heidel

Name: Frank Heidel

COMPANY:

/s/ Kyle Kennedy

Kyle Kennedy CEO

Seafarer Exploration Corp.